SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)  May 24, 1999

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                          ON STAGE ENTERTAINMENT, INC.
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             (Exact name of registrant as specified in its charter)


     Nevada                      0-92402                         88-0214292
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(State or Other           (Commission File No.)               (I.R.S. Employer
Jurisdiction of                                              Identification No.)
Incorporation)

4625 West Nevso Drive, Las Vegas, Nevada                           89103
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code           (702) 253-1333
                                                    ----------------------------


                                       N/A
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         (Former Name or Former Address, if Changed Since Last Report.)














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Item 5.   Other Events

         On May 28, 1999, On Stage Entertainment, Inc. (the "Company") issued a press release announcing that it had received a notice of default from Imperial Commercial Credit and Investment Corporation ("ICCMIC"), the first mortgage lender on the Company's dinner theaters in Florida and California and its live theatrical venues in the greater Myrtle Beach, South Carolina area. The notice of default was received May 24, 1999. The Company announced that it is currently negotiating with ICCMIC to cure the default through a continuation of a Company restructuring to improve cash flow and a restructuring of the debt. In addition, the Company announced that it is also exploring other financing alternatives with ICCMIC, a potential refinancing of the ICCMIC debt and the potential sale of certain assets of the Company. There can be no assurance that the Company will be able to cure the default, effect an appropriate restructuring or develop an alternative financing strategy.

         The payment defaults giving rise to the notice of default have been described in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

         On May 28, 1999, On Stage issued a press release describing the notice of default and the actions the Company is taking to such a restructuring a refinancing of the debt. A copy of this press release is attached as Exhibit
99.1 to this Current Report on Form 8-K.

Item 7.       Financial Statements and Exhibits

         The following exhibit is filed as part of this Current Report on Form 8-K.

         Exhibit No.                Description

         99.1                       Press release dated May 28, 1999



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 28, 1999                 ON STAGE ENTERTAINMENT, INC.
                                  (Registrant)


                                   By: /s/ John W. Stuart
                                       --------------------------------
                                       John W. Stuart
                                       Chairman of the Board and
                                       Chief Executive Officer




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                                  EXHIBIT INDEX


Exhibit No.                Description

99.1                       Press release dated May 28, 1999



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